Exhibit 99(a)

Tax Return Guide

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building

332 Minnesota Street

Saint Paul, MN 55101-1361

(651) 224-2385

FAX (651) 224-2387

2006 TAX RETURN GUIDE

Dear Unit Holder:

This “Tax Return Guide” has been prepared to assist the certificate holder in reporting the taxable income from Great Northern Iron Ore Properties (the “Trust”) as summarized on the Substitute Form 1099-MISC (or Form 1042S for foreign investors) and the Trust Supplemental Statement. This information is being mailed to all certificate holders shown on the record dates during 2006, as maintained by our transfer agent. If you use a professional tax advisor, it is essential that they have this Guide to prepare your income tax return.

This Guide is merely intended to assist the investor in addressing many of the issues that arise in reporting the Trust operations for federal and state income tax purposes. It is not intended to be all-inclusive or to render specific professional tax advice. If you are a foreign investor, we recommend you consult your tax advisor for proper income tax reporting due to the complexity of taxation of foreign investors. Should you have any questions about the information in this Guide or need further assistance in income tax return preparation, please consult your tax advisor.

“Street name” holders may also use this Guide to calculate their allocable share of Trust income and deductions if they know the number of units (shares) held on the record dates during the year. Nominees and brokers should refer to the section in this Guide entitled “Nominee Reporting Requirements” which provides guidance as to the preparation of Trust income tax information for their clients. Bulk supplies of these Guides have been provided to nominees and brokers that have requested them.

Finally, please note that this Guide provides information for both domestic and foreign investors. Certain sections in this Guide pertain only to a specific class of investors and are labeled as such. Please read this Guide thoroughly and complete the worksheets carefully.

Sincerely yours and for the Trustees,

/s/ Joseph S. Micallef

President of the Trustees and
    Chief Executive Officer

January 2007

TAX RETURN GUIDE

TABLE OF CONTENTS

Page
Tax Matters Relating to Great Northern Iron Ore Properties
General Information	3 - 4
Information for Foreign Investors	4 - 5
Trust Income and Allocation	5
Presentation of Tax Data	5
Classification of Trust Income	5
Depletion	6
Basis	6
Certificate Amortization	6
Alternative Minimum Tax	6
State Taxation and Adjustments	7
Backup Withholding	7

Instruction Outline	8 - 9

Worksheet A – Unit Holders that held a constant number of units on each of the four quarterly record dates during the year
Schedule I Individual Taxpayers	10
Schedule II Corporate Taxpayers	10

Worksheet B – Unit Holders that purchased or sold units during the year
Schedule I Individual Taxpayers	11-12
Schedule II Corporate Taxpayers	13-14

Worksheet C – Year End Basis and Certificate Amortization Computations	15

Nominee Reporting Requirements	16

Attachment for Income Tax Return to Reconcile Substitute Form 1099-MISC or Form 1042S for Certificate Holders of Record
Schedule for Individual Foreign Investors – Form 1042S	S-F
Schedule for Individual Domestic Investors – Substitute Form 1099-MISC	S-D

TAX MATTERS RELATING TO GREAT NORTHERN IRON ORE PROPERTIES

General Information

Pursuant to an Election filed under Section 646 of the Tax Reform Act of 1986, as amended, the Trust is taxable as a grantor trust for the years after 1988. As an investor in a grantor trust, you are required to report your proportionate share of the Trust’s taxable income on your federal and state income tax returns.

If you utilize professional assistance in preparing your income tax return, it is essential that you provide your preparer with this Tax Return Guide, your Substitute Form 1099-MISC or Form 1042S (if applicable) and your Trust Supplemental Statement (if applicable).

This Tax Return Guide is used to calculate the various components of Trust income and deductions allocable to you. For the benefit of “street name” holders, this Guide is universal in that if you know the number of units (shares) held on the record dates during the year, you can calculate the proper amount of Trust income and deductions allocable to you, regardless of whether or not you received a Form 1099-MISC or Form 1042S from your broker.

This Guide is generally designed to instruct unit holders who file Form 1040 - U.S. Individual Income Tax Return or Form 1120 - U.S. Corporation Income Tax Return, which represents a vast majority of our certificate holders. Foreign investors generally would file Form 1040NR - U.S. Nonresident Alien Income Tax Return (Individuals) or Form 1120-F - U.S. Income Tax Return of a Foreign Corporation (Corporations). Please note that the tax return line instructions within this Guide do not apply to foreign investors. Because the reporting of income or deductions for foreign investors is dependent upon whether or not they are effectively connected with a United States trade or business, we strongly recommend foreign investors consult with their tax advisors for proper income tax return preparation.

The Substitute Form 1099-MISC has been prepared only for domestic certificate holders of record during the year (not “street name” holders). It is used to report the income allocable to the domestic investor in Box 2 (as reported to the Internal Revenue Service and the Minnesota Department of Revenue), distributions declared in Box 1 (not necessarily received within the year) and federal income taxes withheld, if any, in Box 4. It should be emphasized that Box 1 on Substitute Form 1099-MISC contains distributions declared during the calendar year, not necessarily those actually received during the year. The following table is provided to help clarify the timing differences:

Distributions

Declared:	Paid:	Included (if applicable) in Box 1 of:
December 2005	January 2006	2005 Form 1099-MISC
March 2006	April 2006	2006 Form 1099-MISC
June 2006	July 2006	2006 Form 1099-MISC
September 2006	October 2006	2006 Form 1099-MISC
December 2006	January 2007	2006 Form 1099-MISC

The distributions reported on Substitute Form 1099-MISC do not constitute “qualified dividend income” as defined by the Jobs and Growth Tax Relief Reconciliation Act of 2003.

(General Information -- continued)

Regardless of when distributions were declared or paid, taxable income is determined based upon your allocable share of the income of the Trust, not the distributions. Distributions need not normally be reported anywhere on your income tax return. If you are a “street name” holder and received a Form 1099-DIV from your broker, you should have the Form 1099-DIV voided and replaced with a Form 1099-MISC as prepared by the broker in accordance with the “Nominee Reporting Requirements” section of this Guide. Should your broker not void the Form 1099-DIV, it is suggested you list the distributions reported by your broker on Schedule B, Part II of Form 1040 (Individuals) and again as a negative amount (representing a nontaxable distribution) also on Schedule B, Part II of Form 1040 (Individuals), then report your proportionate share of the Trust’s income on your income tax return as computed by this Guide.

The Form 1042S has been prepared only for foreign certificate holders of record during the year (not “street name” holders). It is used to report the income allocable to the foreign investor (as reported to the Internal Revenue Service and the Minnesota Department of Revenue) and any taxes withheld. Regardless of when distributions were declared or paid, taxable income is determined based upon your allocable share of the income of the Trust, not the distributions. Distributions need not normally be reported anywhere on your income tax return.

The Trust Supplemental Statement shows only the units (shares) held on the various record dates during the year. It accompanies the Substitute Form 1099-MISC or Form 1042S and may be helpful as a reference in completing this Guide.

Information for Foreign Investors

Nonresident alien individuals or foreign corporations are generally subject to federal income tax at the rate of 30% (or lower treaty rate) on certain items of gross income, including royalties, from sources within the United States. All of the income of the Trust for this year was from sources within the United States. The income reported on Form 1042S includes interest income, rental income and gain from the sale of domestic iron ore. The enclosed worksheets will assist you in the proper breakdown and reporting of the income. The income tax withheld from your distributions is also shown on Form 1042S. You must file a United States federal income tax return if the tax was underwithheld or to claim a refund for any overwithheld tax.

In general, if a nonresident alien individual or foreign corporation is engaged in a trade or business in the United States and/or the nonresident alien individual or foreign corporation determines that the Trust income is effectively connected with the conduct of a trade or business in the United States, then the Trust income is taxable at the graduated tax rates applicable to individuals or corporations. Furthermore, a unit holder may elect to treat the income (which constitutes income from real property) as effectively connected with the conduct of a trade or business in the United States under Sections 871(d) or 882(d) of the Internal Revenue Code, or pursuant to any similar provisions of applicable treaties. A unit holder whose Trust income is effectively connected with a United States trade or business or who elects to treat it as such is entitled to claim a depletion deduction, to the extent allowed by law, and a certificate amortization deduction with respect to such income. A United States federal income tax return must be filed to claim these deductions.

(Information for Foreign Investors -- continued)

A unit holder whose Trust income is effectively connected with a United States trade or business, or who elects to treat it as such, is entitled to claim exemption from the 30% (or lower treaty rate) withholding tax. Such exemption is claimed for a calendar year by filing, in duplicate, with the Trust, Form W-8ECI, “Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States” (or a substitute statement containing the information under Internal Revenue Code Regulation Section 1.1441-4). The Form W-8ECI should be received by the Trust sufficiently in advance of the distribution to which it is intended to apply. A separate Form W-8ECI (or substitute statement) must be filed with the Trust for each calendar year in order to claim an exemption from withholding for that year’s income.

Under the Foreign Investment in Real Property Tax Act (FIRPTA), the units are treated as United States real property interests. Thus, gain or loss from the sale or exchange of the units will be regarded as arising from the sale or exchange of property effectively connected with the conduct of a United States trade or business. Therefore, any sale of units during the year must be reported in the United States and the appropriate taxes paid, if any. The gain or loss on the sale of a unit is calculated by deducting the adjusted basis of the unit from the unit selling price. The format of Worksheet C may be used to calculate your adjusted basis. Include only those record dates before the sale date and ignore the certificate amortization deduction calculation.

Because the taxation of foreign investors is a complex area, we recommend you consult your tax advisor.

Trust Income and Allocation

The Trust determines and reports its taxable income on a calendar year basis utilizing the accrual method of accounting. Unit holders (shareholders) of record at the end of each quarter are allocated a share of the Trust’s quarterly income. There were four equal income allocations during the year to holders of record as of the last business day of each calendar quarter. If you are an investor with a taxable year other than a calendar year, you should report your share of income for those record dates that coincide with your taxable year using Worksheet B.

Presentation of Tax Data

Worksheets are provided to assist the investor in calculating their allocable share of Trust income and deductions. You should prepare either Worksheet A if you held the same number of units on each of the four quarterly record dates during the year OR Worksheet B if you purchased or sold any units during the year. If you own units in several blocks or the number of units which you own changed during the year, you need to reproduce the necessary copies of these worksheets and complete a separate worksheet for each block of units acquired on a different date, at a different price or held for a different time period in order to maintain your basis separately.

Classification of Trust Income

By a provision of the Internal Revenue Code, the iron ore royalty income earned by the Trust is treated as gain from the sale or exchange of assets used in a trade or business under Code Section 1231, thereby qualifying for capital gain treatment. With respect to the Tax Reform Act of 1986, the Trustees believe that the Trust does not engage in an activity which would be considered a trade or business under the passive activity rules of the Internal Revenue Code. Accordingly, such income may not be used to offset a unit holder’s losses from passive activities.

Depletion

There was no income derived from ore properties having a cost basis during the year. Consequently, a cost depletion deduction is not allowable.

A percentage depletion deduction is only allowable under Section 631 for any tax year in which the capital gain tax rate equals or exceeds the maximum ordinary income tax rate. Accordingly, the percentage depletion deduction is not available for individuals since the maximum ordinary income tax rate exceeds the capital gain tax rate. The percentage depletion deduction continues to remain available to domestic corporate taxpayers. It also remains available to foreign corporate taxpayers if the income from the Trust is effectively connected with the conduct of a trade or business in the United States or if you elect to treat the income as effectively connected. The corporate tax worksheets provide the factor to calculate the percentage depletion deduction that is already reduced 20% as provided by Section 291.

Basis

Basis is increased by your allocable share of Trust income and is reduced by distributions and certificate amortization (if any). Investors should use the format of Worksheet C to compute their year end basis annually. Basis should never be less than zero. To the extent that distributions exceed your basis, the excess distribution should be treated as capital gain. Certificate amortization would no longer be available. This computation Worksheet C is also included to assist the investor in computing gain or loss upon the sale of any portion of the investor’s interest. If you sold some or all of your units prior to the end of the year, you should use the format of Worksheet C to calculate your adjusted basis through the date of certificate disposition. Do not calculate a certificate amortization deduction on any units disposed of during the year.

Certificate Amortization

Certificate holders were previously informed that amortizing the cost of Trust certificates is allowable beginning October 2, 1978, or date of purchase, whichever is later. Certificate amortization is a deduction for income tax purposes for domestic investors if the certificates were held as of the end of the year. If you are a foreign investor and the income from the Trust is effectively connected with the conduct of a trade or business in the United States or if you elect to treat the income as effectively connected, you are also entitled to a certificate amortization deduction if the certificates were held as of the end of the year. The certificate amortization deduction is not permitted for any person who holds a reversionary interest or is related to, pursuant to Section 267, a person who holds a reversionary interest. Amortization of your interest should be calculated based upon the number of days you owned the interest during the year in relation to the number of days until the Trust will terminate on April 6, 2015. See Worksheet C for the suggested calculation formula to compute your certificate amortization, if allowed. If you did not hold any units at the end of the year, ignore the certificate amortization deduction calculation.

Alternative Minimum Tax

For purposes of the Alternative Minimum Tax (AMT), the tax preference item for percentage depletion is only applicable to corporate investors since no deduction is available to individuals. The entire corporate percentage depletion deduction is considered a tax preference item and should be included on Form 4626 - Alternative Minimum Tax-Corporations. Please follow the form’s instructions to determine if an additional tax liability is generated.

State Taxation and Adjustments

Unit holders who meet Minnesota’s minimum filing requirements will have to report their allocable share of the Trust’s income to the State of Minnesota. A Minnesota resident’s federal income will include their share of the Trust’s income. Nonresident unit holders will have to file a Minnesota income tax return to report Minnesota source income if their total Minnesota source income, including their allocable share of the Trust’s income, was at least $8,450 (minimum threshold for a single taxpayer under age 65).

The Trustees have consistently taken the position that Minnesota will tax income allocated to you provided you meet the minimum filing requirement. The state in which you are located, if other than Minnesota, may also attempt to tax this income. Generally, if your state of residency taxes this income based on your residency, that state may provide a credit for Minnesota taxes paid. Given the broad range of state tax implications, we strongly recommend that you consult your tax advisor in order to determine the state tax implications of an allocation of income.

Individual taxpayers are allowed a subtraction for their allocable share of the Trust’s U.S. interest income on their Minnesota income tax return. Use the worksheets to calculate this amount and include with any other subtractions on the Minnesota Individual Income Tax Return.

Corporate taxpayers are not allowed a percentage depletion deduction for Minnesota. Therefore, the calculated percentage depletion deduction (if claimed on the federal return) must be shown as an addition to Minnesota income.

If you are not required to file a Minnesota income tax return, you may ignore the “State of Minnesota Tax Return” line reference numbers in the worksheets. However, to the extent that other states have similar adjustments as explained above, the worksheets may be helpful in calculating these amounts. Many other states do allow for the subtraction of U.S. interest income and, as stated above, also allow their residents a credit for taxes paid to another state.

Backup Withholding

Federal income tax must be withheld at the rate of 28% by the payer if the payee fails to furnish his or her taxpayer identification number (TIN) or if the payer is notified by the Internal Revenue Service that the payee has furnished an incorrect TIN. A certificate holder will avoid backup withholding by furnishing his or her correct TIN to the Trust’s disbursing agent: Wells Fargo Bank, N.A., Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854 (Telephone number: 1-800-468-9716).

INSTRUCTION OUTLINE

Your Substitute Form 1099-MISC or Form 1042S (if applicable) provides your aggregate share of the Trust’s taxable income before deductions for the calendar year. For tax reporting purposes, the income should be separated into its various components. If you are a “street name” holder and did not receive a Form 1099-MISC or Form 1042S, you should request such a form from your broker (not Great Northern Iron Ore Properties); however this Guide can be used to calculate your allocable share of income without having these forms if you know the number of units (shares) held on the various record dates. The worksheets that follow will assist you in completing your income tax return with respect to the Trust’s income and deductions.

Please note that if you own units in several blocks or the number of units which you own changed during the year, you need to reproduce the necessary copies of these worksheets and complete a separate worksheet for each block of units acquired on a different date, at a different price or held for a different time period in order to maintain your basis separately.

STEP 1	Before you begin, you will likely need a minimum of the following federal income tax return forms:
Individual Domestic Investors
Form 1040 - U.S. Individual Income Tax Return
Schedule B (Form 1040) - Interest and Ordinary Dividends
Schedule D (Form 1040) - Capital Gains and Losses
Schedule E (Form 1040) - Supplemental Income and Loss
Form 4797 - Sales of Business Property

Corporate Domestic Investors
Form 1120 - U.S. Corporation Income Tax Return
Schedule D (Form 1120) - Capital Gains and Losses
Form 4797 - Sales of Business Property
Form 4626 - Alternative Minimum Tax-Corporations

Individual Foreign Investors
Form 1040NR - U.S. Nonresident Alien Income Tax Return

Corporate Foreign Investors
Form 1120-F - U.S. Income Tax Return of a Foreign Corporation

Various state income tax return forms may also be required depending on your tax status and domicile.

STEP 2	Determine which worksheet to use. Investors who held a constant number of units on each of the four quarterly record dates during the year should use Worksheet A. All others should use Worksheet B.

STEP 3

Complete Worksheet A or B (but not both). The Trust Supplemental Statement received (if applicable) will provide the units (shares) held on the various record dates during the year. The worksheet is designed to reconcile to your Substitute Form 1099-MISC or Form 1042S for calendar year taxpayers of record.

(INSTRUCTION OUTLINE -- continued)

STEP 4

If you held units of interest at the end of the year, complete Worksheet C. If you did not hold units of interest at the end of the year, you need not complete Worksheet C as your basis should be zero and the certificate amortization deduction calculation is irrelevant. However, you may wish to use the format of Worksheet C to calculate your basis through the date of certificate disposition.

STEP 5

If you are a domestic investor, enter the amounts calculated on Worksheet A or Worksheet B onto the appropriate income tax return lines as indicated on the worksheets. If you are a foreign investor, reporting of the calculated amounts is dependent upon whether the income is effectively or not effectively connected with a United States trade or business. As this determination is dependent upon your specific activities in the United States, we recommend you consult your tax advisor for proper reporting before entering the amounts calculated on Worksheet A or Worksheet B onto your income tax return.

STEP 6

Individual domestic investors of record should complete Schedule S-D with the amounts calculated from Worksheet A or Worksheet B (lines 1, 2 & 3). This schedule provides a reconciliation of the reported income to Substitute Form 1099-MISC (which was sent to the Internal Revenue Service and the Minnesota Department of Revenue).

Individual foreign investors of record should complete Schedule S-F with the amounts calculated from Worksheet A or Worksheet B (lines 1, 2 & 3). This schedule provides a reconciliation of the reported income to Form 1042S (which was sent to the Internal Revenue Service and the Minnesota Department of Revenue). Foreign investors must also indicate where the income was listed on their income tax return as determined in Step 5 above.

STEP 7	Certificate holders of record should attach either Schedule S-D or S-F, as appropriate, to your income tax return.

STEP 8

Retain this Guide, Substitute Form 1099-MISC or Form 1042S (if applicable) and the Trust Supplemental Statement (if applicable) with your permanent records as it contains basis and other important information that may be needed in future years.

WORKSHEET A

CALCULATION OF TAXABLE INCOME FOR UNIT HOLDERS THAT HELD A CONSTANT NUMBER OF UNITS
ON EACH OF THE FOUR QUARTERLY RECORD DATES DURING THE YEAR

*Please note that the income tax return lines referenced below pertain only to domestic investors.
If you are a foreign investor, the reporting of this income is dependent upon whether the income is effectively or not effectively connected with a United States trade or business. As this determination is dependent upon your specific activities in the United States, we recommend you consult your tax advisor for the proper reporting of this income before entering the amounts calculated onto your income tax return Form 1040NR (Individuals) or Form 1120-F (Corporations).

SCHEDULE I:    INDIVIDUAL TAXPAYERS:          YEAR:    2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1040*

1) Interest Income	0.241340	X =	$	Schedule B, Part I, Line 1

2) Rental Income	0.071664	X =	$	Schedule E, Part I, Line 3

3) Gain from Sale of Iron Ore, Section 1231	9.656420	X =	$	Form 4797, Part I, Line 2, Columns d & g

Record Holders Proof Reconciliation:
Sum of lines 1, 2 & 3 should equal Substitute Form 1099-MISC Box 2 or Form 1042S (if applicable):			$

4) Certificate Amortization Deduction as calculated from Worksheet C:			$	Schedule D, Part II, Line 8, Columns e & f (in brackets)

STATE TAX ADJUSTMENT: Subtract U.S. Interest	0.213244	X =	$ ( )	Form M-1, Line 6 (For filing a State of Minnesota Tax Return)

SCHEDULE II:    CORPORATE TAXPAYERS:

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1120*

1) Interest Income	0.241340	X =	$	Line 5

2) Rental Income	0.071664	X =	$	Line 6

3) Gain from Sale of Iron Ore, Section 1231	9.656420	X =	$	Form 4797, Part I, Line 2, Column d

Record Holders Proof Reconciliation:
Sum of lines 1, 2 & 3 should equal Substitute Form 1099-MISC Box 2 or Form 1042S (if applicable):			$

4) Percentage Depletion Deduction	1.363620	X =	$	Form 4797, Part I, Line 2, Column f

5) AMT Preference Item: Percentage Depletion	1.363620	X =	$	Form 4626, Line 2(l)

6) Certificate Amortization Deduction as calculated from Worksheet C:			$	Schedule D, Part II, Line 6, Columns e & f (in brackets)

STATE TAX ADJUSTMENT: Add Percentage Depletion	1.363620	X =	$	Form M4-I, Line 2(h) (For filing a State of Minnesota Tax Return)

WORKSHEET B

CALCULATION OF TAXABLE INCOME FOR UNIT HOLDERS
THAT PURCHASED OR SOLD UNITS DURING THE YEAR

*Please note that the income tax return lines referenced below pertain only to domestic investors.
If you are a foreign investor, the reporting of this income is dependent upon whether the income is effectively or not effectively connected with a United States trade or business. As this determination is dependent upon your specific activities in the United States, we recommend you consult your tax advisor for the proper reporting of this income before entering the amounts calculated onto your income tax return Form 1040NR (Individuals) or Form 1120-F (Corporations).

SCHEDULE I:    INDIVIDUAL TAXPAYERS:          YEAR:    2006

First Quarter – March 31, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1040*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
STATE TAX ADJUSTMENT: Subtract U.S. Interest	0.053311	X =	$ ( )	NEXT PAGE

Second Quarter – June 30, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1040*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
STATE TAX ADJUSTMENT: Subtract U.S. Interest	0.053311	X =	$ ( )	NEXT PAGE

(Individual continued)
Third Quarter – September 29, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1040*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
STATE TAX ADJUSTMENT: Subtract U.S. Interest	0.053311	X =	$ ( )	BELOW

Fourth Quarter – December 29, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1040*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
STATE TAX ADJUSTMENT: Subtract U.S. Interest	0.053311	X =	$ ( )	BELOW

GRAND TOTAL RECONCILIATION OF ABOVE RECORD DATES FOR
    WORKSHEET B (Sum of respective total lines above):

	Total	Where to Report on Form 1040*

1) Interest Income	$	Schedule B, Part I, Line 1

2) Rental Income	$	Schedule E, Part I, Line 3

3) Gain from Sale of Iron Ore, Section 1231	$	Form 4797, Part I, Line 2, Columns d & g

Record Holders Proof Reconciliation:
Sum of lines 1, 2 & 3 should equal Substitute Form 1099-MISC Box 2 or Form 1042S (if applicable)	$

4) Certificate Amortization Deduction as calculated from Worksheet C:	$	Schedule D, Part II, Line 8, Columns e & f (in brackets)

STATE TAX ADJUSTMENT: Subtract U.S. Interest	$ ( )	Form M-1, Line 6 (For filing a State of Minnesota Tax Return)

SCHEDULE II:    CORPORATE TAXPAYERS:          YEAR:    2006

First Quarter – March 31, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1120*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
4) Percentage Depletion Deduction	0.340905	X =	$	NEXT PAGE

5) AMT Preference Item: Percentage Depletion	0.340905	X =	$

STATE TAX ADJUSTMENT: Add Percentage Depletion	0.340905	X =	$

Second Quarter – June 30, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1120*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
4) Percentage Depletion Deduction	0.340905	X =	$	NEXT PAGE

5) AMT Preference Item: Percentage Depletion	0.340905	X =	$

STATE TAX ADJUSTMENT: Add Percentage Depletion	0.340905	X =	$

(Corporate continued)
Third Quarter – September 29, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1120*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
4) Percentage Depletion Deduction	0.340905	X =	$	BELOW

5) AMT Preference Item: Percentage Depletion	0.340905	X =	$

STATE TAX ADJUSTMENT: Add Percentage Depletion	0.340905	X =	$

Fourth Quarter –- December 29, 2006

Income or Deduction	Per Unit	No. of Units	Total	Where to Report on Form 1120*

1) Interest Income	0.060335	X =	$

2) Rental Income	0.017916	X =	$

3) Gain from Sale of Iron Ore, Section 1231	2.414105	X =	$	NOTE:
				SEE GRAND TOTAL RECONCILIATION
4) Percentage Depletion Deduction	0.340905	X =	$	BELOW

5) AMT Preference Item: Percentage Depletion	0.340905	X =	$

STATE TAX ADJUSTMENT: Add Percentage Depletion	0.340905	X =	$

GRAND TOTAL RECONCILIATION OF ABOVE RECORD DATES FOR
    WORKSHEET B (Sum of respective total lines above):

	Total	Where to Report on Form 1120*

1) Interest Income	$	Line 5

2) Rental Income	$	Line 6

3) Gain from Sale of Iron Ore, Section 1231	$	Form 4797, Part I, Line 2, Column d

Record Holders Proof Reconciliation:
Sum of lines 1, 2 & 3 should equal Substitute Form 1099-MISC Box 2 or Form 1042S (if applicable)	$

4) Percentage Depletion Deduction	$	Form 4797, Part I, Line 2, Column f

5) AMT Preference Item: Percentage Depletion	$	Form 4626, Line 2(l)

6) Certificate Amortization Deduction from Worksheet C	$	Schedule D, Part II, Line 6, Columns e & f (in brackets)

STATE TAX ADJUSTMENT: Add Percentage Depletion	$	Form M4-I, Line 2(h) (For filing a State of Minnesota Tax Return)

WORKSHEET C

YEAR END BASIS AND CERTIFICATE AMORTIZATION COMPUTATIONS

Please note that a separate worksheet must be maintained for each unit or block of units purchased on a particular date in order to accurately compute the basis in such units.

Items Affecting Basis	Cost or Other Basis Per Unit	No. of Units	Total

Basis: Beginning of the year or date of purchase, as applicable	$	X =	$

Plus: Income (Sum of Interest Income, Rental Income & Section 1231 Gain)			$	(from Substitute Form 1099-MISC Box 2 or Form 1042S or Worksheet A or B as calculated)

Less: Distributions received pertaining to –
First Quarter – March 31, 2006	2.00	X =	$ ( )	(if applicable)

Second Quarter – June 30, 2006	2.20	X =	$ ( )	(if applicable)

Third Quarter – September 29, 2006	2.80	X =	$ ( )	(if applicable)

Fourth Quarter – December 29, 2006	3.30	X =	$ ( )	(if applicable)

Subtotal: (Beginning Basis plus Income less Distributions)			$

Certificate Amortization Deduction Calculation, if you held your shares as of year end (Note: Use only one calculation below for each unit or block of units to determine your deduction, if allowed):

If you owned shares for the entire year and held them as of year-end, use this Annual Rate:		0.107892

OR
If you purchased shares during the year and held them as of year-end, compute your Partial Rate as follows:
Number of Days shares were owned during the year:	(a)

Number of Days remaining to the Trust as of end of the year:	(b) 3018

Total Number of Days to amortize certificate [Add (a) + (b)]:	(c)

Partial Rate equals (a) divided by (c):

Applicable Certificate Amortization % Rate (either Annual or Partial Rate from above):		X		(Annual or Partial Rate)

Certificate Amortization Deduction (Subtotal times Cert. Amort. Rate):		=	$ ( )	(to Worksheet A or B, as appropriate)

Adjusted Basis at year end (Subtotal less Certificate Amortization Deduction):			$	(needed for next year)

Units (Shares) held at year end: 2006				(needed for next year)

Adjusted Basis per Unit (Share) at year end (Adjusted Basis divided by Units):			$	(needed for next year)

NOMINEE REPORTING REQUIREMENTS:         YEAR:    2006

If your federal ID number is shown on Form 1099-MISC or Form 1042S, and two or more recipients are shown or the form includes amounts belonging to another person, you are considered a nominee recipient. You must file Form 1099-MISC or Form 1042S, as appropriate, for each of the other owners showing the income allocable to each. File Form(s) 1099-MISC with Form 1096 (Annual Summary and Transmittal of U.S. Information Returns) at the Internal Revenue Service Center for your area. On Forms 1099-MISC and 1042S, you should be listed as the payer and the other owner(s) should be listed as the recipient. A husband or wife is not required to file a nominee return to show payments for the other. To prepare a Form 1099-MISC or Form 1042S for each recipient, you must know the number of units (shares) held by the recipient on each of the Trust's four record dates. The record dates and income factors needed to calculate income allocable to each recipient are listed below. You should multiply the units held on each record date times the applicable income factor, adding the results together and reporting the grand total on Form 1099-MISC Box 2 or Form 1042S to each recipient. When completed, all income in the Nominee’s Form 1099-MISC or Form 1042S should be accounted for and each recipient should receive a Form 1099-MISC or Form 1042S, a copy of this Guide and a summary of the recipient’s holdings on each of the record dates below. These same instructions apply to brokerage firms as to their preparation of a Form 1099-MISC or Form 1042S for their clients holding interests in the Trust in “street name.”

RECORD DATES:	INCOME FACTORS:	TAXPAYER ID NUMBER:
First Quarter – March 31, 2006	2.492356	41-0788355
Second Quarter – June 30, 2006	2.492356
Third Quarter – September 29, 2006	2.492356
Fourth Quarter – December 29, 2006	2.492356

	9.969424

S-F

NAME_________________________________   SOCIAL SECURITY #________________________________

Attachment – Schedule Reconciling Form 1042S to Individual Income Tax Return
for Certificate Holders of Record

Where found on Form 1040NR

1)	Interest Income	+	$	on

2)	Rental Income	+		on

3)	Gain from Sale of Iron Ore,
	Section 1231	+		on

EQUALS: Form 1042S		=	$

GREAT NORTHERN IRON ORE PROPERTIES

S-D

NAME_________________________________   SOCIAL SECURITY #________________________________

Attachment – Schedule Reconciling Substitute Form 1099-MISC to Individual Income Tax Return
for Certificate Holders of Record

Where found on Form 1040

1)	Interest Income	+	$	Schedule B, Part I, Line 1

2)	Rental Income	+		Schedule E, Part I, Line 3

3)	Gain from Sale of Iron Ore,
	Section 1231	+		Form 4797, Part I, Line 2, Column d

EQUALS: Substitute Form 1099-MISC Box 2		=	$

GREAT NORTHERN IRON ORE PROPERTIES